UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14C
(Rule 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
(Amendment No.____)

Check the appropriate box:

☐	Preliminary Information Statement	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

PURE BIOFUELS CORP.

(Name of Registrant as Specified in its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Copies to:

Daniel I. Goldberg, Esq.
DLA Piper LLP (US)
1251 Avenue of the Americas
New York, New York  10020-1104
Telephone:        (212) 335-4500
Facsimile:          (212) 884-8466

PURE BIOFUELS CORP.
3811 Shadow Trace Circle
Houston, TX 77082-5637

Dear Shareholder:

The purpose of this information statement is to inform you that on June 15, 2010, the Board of Directors of Pure Biofuels Corp. (the “Company”) approved, and recommended that the Company’s Articles of Incorporation be amended (the “Amendment”) to increase the number of authorized shares of common stock, par value $0.001 (the “Common Stock”), of the Company from 750,000,000 shares to 2,500,000,000 shares.

As of June 15, 2010, the holders of approximately 65% of the outstanding shares of Common Stock executed a written consent adopting and approving the Amendment.  Pursuant to the provisions of the Nevada Revised Statutes (the “NRS”) and the Company’s Articles of Incorporation, the holders of at least a majority of the outstanding voting shares are permitted to approve the Amendment by written consent in lieu of a meeting, provided that notice of such action is given to the other shareholders of the Company.  This written consent assures that the Amendment will occur without your vote.  Pursuant to the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), an information statement must be sent to the holders of voting stock who do not sign the written consent at least 20 days prior to the effective date of the action.  This notice, which is being sent to all holders of record on June 15, 2010 (the “Record Date”), is intended to serve as such notice under Nevada law and as the information statement required by the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

The date of this information statement is July 12, 2010.  This information statement was mailed on or about July 14, 2010.

By Order of the Board of Directors,

/s/ Carlos Alberto Pinto
Carlos Alberto Pinto
Chief Executive Officer and Director
July12, 2010

INTRODUCTION

We are sending you this information statement to inform you of the adoption of the Amendment on June 15, 2010, by a majority of the shareholders of the Company’s issued and outstanding Common Stock pursuant to a written consent in lieu of a special meeting.  The purpose of the Amendment is to increase the number of shares of Common Stock that the Company is authorized to issue from 750,000,000 to 2,500,000,000.  The holders of 153,696,959 shares, out of the 236,387,893 issued and outstanding shares of Common Stock on June 15, 2010, representing approximately 65% of the votes entitled to be cast with regard to the Amendment, approved the Amendment via written consent in lieu of a special meeting of shareholders.  The Certificate of Amendment to the Company’s Articles of Incorporation is attached hereto as Exhibit A.

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the Amendment will become effective 20 calendar days after the mailing of this Information Statement.  The Board of Directors is not soliciting your proxy in connection with the adoption of the Amendment and proxies are not being requested from shareholders.  The date on which this information statement is first being sent to shareholders is on July 12, 2010.

The Company is distributing this information statement to its shareholders in full satisfaction of any notice requirements it may have under the NRS.  No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters’ rights with respect to the receipt of the written consents, and no dissenters’ rights under the NRS, are afforded to the Company’s shareholders as a result of the adoption of the Amendment.

Expenses in connection with the distribution of this information statement will be paid by the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

QUESTIONS AND ANSWERS ABOUT THE AMENDMENTS

Q.	Why did I receive this information statement?

A.	Applicable laws require us to provide you information regarding the Amendment even though your vote is neither required nor requested for the Amendment to become effective.

Q.	What will I receive if the Amendment is completed?

A.	Nothing. The Amendment will only modify the Company’s Articles of Incorporation.

Q.	When do you expect the Amendment to become effective?

A.
The Amendment will become effective upon the filing of the Amendment with the Nevada Secretary of State.  We expect to file the Amendment with the Nevada Secretary of State at least 20 days after this information statement has been sent to you.

Q.	Why am I not being asked to vote?

A.
The holders of a majority of the issued and outstanding shares of Common Stock have already approved the Amendment pursuant to a written consent in lieu of a meeting.  Such approval, together with the approval of the Company’s Board of Directors, is sufficient under Nevada law, and no further approval by our shareholders is required.

Q.	What do I need to do now?

A.	Nothing. This information statement is purely for your information and does not require or request you to do anything.

Q.	Whom can I call with questions?

A.	If you have any questions about the Amendment, please contact Brian Alperstein at 281-540-9317.

VOTE REQUIRED; MANNER OF APPROVAL

Approval of an amendment or restatement to the current Articles of Incorporation of the Company under the NRS requires the affirmative vote of the holders of a majority of the voting power of the Company. The Company has no class of voting stock outstanding other than the Common Stock (see “Description of Securities”).

Section 78.320 of the NRS provides, in substance, that, unless the Company’s Articles of Incorporation provide otherwise, shareholders may take action without a meeting of shareholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding voting stock holding not less than the minimum number of votes that would be necessary to approve such action at a shareholders meeting. Under the applicable provisions of the NRS, this action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

In accordance with the NRS, the affirmative written consent to the Amendment by holders of at least a majority of the outstanding shares of voting stock of the Company has been obtained. As a result, no additional vote or proxy is required by the shareholders to approve the adoption of the Amendment.

Under Rule 14c-2 promulgated under the Exchange Act, the Amendment cannot take effect until 20 days after this Information Statement is first sent to the Company’s shareholders, currently anticipated to be August 4, 2010.  The Amendment will become effective upon its filing with the Secretary of State of the State of Nevada, which is anticipated to be on or about August 4, 2010.

PURPOSE AND EFFECT OF THE AMENDMENT

On June 15, 2010, and subject to approval of shareholders, the Board of Directors, believing it to be in the best interests of our Company and its shareholders, authorized an amendment of our Articles of Incorporation to increase the number of authorized shares of Common Stock from 750,000,000 shares to 2,500,000,000 shares.  This summary is qualified in its entirety by reference to the full text of the Certificate of Amendment to the Articles of Incorporation of the Company which appears as Exhibit A to this information statement.

Increase in Authorized Common Stock of the Company.  As of June 15, 2010, a total of 236,387,893 shares of our currently authorized 750,000,000 shares of Common Stock are issued and outstanding.  We also have reserved an aggregate of approximately 780 million shares of Common Stock underlying our 10%/12% senior convertible PIK election notes due September 12, 2012 (the “Notes”), employee stock options, warrants and other convertible securities.  The number of authorized, non-designated shares of Common Stock available for issuance by our Company in the future has been reduced to practically none, and our Company’s flexibility with respect to possible future stock splits, equity financings, stock-for-stock acquisitions, stock dividends or other transactions that involve the issuance of Common Stock has been severely diminished.

The increase in the number of authorized but unissued shares of Common Stock would enable our Company, without further shareholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.  Due to the current state of the U.S. and international capital markets, the Company anticipates that it will need to issue a significant number of shares of Common Stock or securities convertible into or exercisable for shares of Common Stock to raise financing in 2010 to meet its working capital needs.  In addition, the authorization of additional shares of Common Stock will provide the Company the flexibility to seek additional capital through equity financings in a competitive environment from time to time in the future and to use equity, rather than cash, to complete acquisitions, from time to time in the future.

Issuance by the Company of any additional shares of common stock would dilute both the equity interests and the earnings per share of existing holders of the common stock. Such dilution may be substantial, depending upon the amount of shares issued.  The newly authorized shares of common stock will have voting and other rights identical to those of the currently authorized shares of common stock.  However, the increase could have a dilutive effect on the voting power of existing shareholders.

Possible Anti-Takeover Effect.  In addition to financing purposes, the Company could also issue shares of Common Stock that may make more difficult or discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or other means.  When, in the judgment of the Board of Directors, this action will be in the best interest of the shareholders and our Company, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of our Company.  Such shares also could be privately placed with purchasers favorable to the Board of Directors in opposing such action.  In addition, the Board of Directors could authorize holders of a series of Common to vote either separately as a class or with the holders of our Company’s Common Stock, on any merger, sale or exchange of assets by our Company or any other extraordinary corporate transaction.  The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts.  The issuance of new shares also could be used to dilute the stock ownership of a person or entity seeking to obtain control of our Company should the Board of Directors consider the action of such entity or person not to be in the best interest of the shareholders of our Company.  The issuance of new shares also could be used to entrench current management or deter an attempt to replace the Board of Directors by diluting the number or rights of shares held by individuals seeking to control our Company by obtaining a certain number of seats on the Board of Directors.

Except for potential equity financings, the shares reserved under the Amended and Restated 2006 Stock Option and Award Plan, approved by our security holders on November 19, 2007, the shares reserved under the Notes issued under the Purchase Agreement and the shares reserved under other outstanding securities convertible into or exercisable for shares of Common Stock, there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are to be authorized.

THE AMENDMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE AMENDMENT NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PLEASE NOTE THAT THIS IS NEITHER A REQUEST FOR YOUR VOTE NOR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT THAT WILL OCCUR AND TO PROVIDE YOU WITH INFORMATION ABOUT THE AMENDMENT AND THE BACKGROUND OF THESE TRANSACTIONS.

DESCRIPTION OF SECURITIES

General

As of the Record Date, the Company’s authorized capital consists of 750,000,000 shares of Common Stock, with a par value of $0.001 per share, and 1,000,000 shares of preferred stock, with a par value of $0.001 per share.  As of the Record Date, there were 236,387,893 shares of Common Stock issued and outstanding and no issued and outstanding shares of preferred stock.

Common Stock

The following is a summary of the material rights and restrictions associated with the Company’s capital stock. This description does not purport to be a complete description of all of the rights of shareholders and is subject to, and qualified in its entirety by the provisions of the Company’s most current Articles of Incorporation and bylaws.

The holders of shares of Common Stock have the right to cast one vote for each share held of record on all matters submitted to a vote of the holders of Common Stock, including the election of directors.  Holders of Common Stock do not have cumulative voting rights in the election of directors.  Pursuant to the provisions of Section 78.320 of the NRS and the Company’s bylaws, a majority of the outstanding shares of stock entitled to vote must be present, in person or by proxy, at any meeting of the shareholders of the Company in order to constitute a valid quorum for the transaction of business.  Actions taken by shareholders at a meeting in which a valid quorum is present are approved if the number of votes cast at the meeting in favor of the action exceeds the number of votes cast in opposition to the action.  Certain fundamental corporate changes such as the liquidation of substantially all of the Company’s assets, mergers or amendments to the Company’s Articles of Incorporation require the approval of holders of a majority of the outstanding shares entitled to vote (see “Vote Required; Manner of Approval”).  Holders of Common Stock do not have any pre-emptive rights to purchase shares in any future issuances of Common Stock or any other securities. There are no redemption or sinking fund provisions applicable to the Common Stock.  All outstanding shares of Common Stock are fully paid and non-assessable.

The holders of Common Stock are entitled to receive dividends pro rata based on the number of shares held, when and if declared by the Company’s Board of Directors, from funds legally available for that purpose.  In the event of the liquidation, dissolution or winding up of the affairs of the Company, all of the Company’s assets and funds remaining after the payment of all debts and other liabilities are to be distributed, pro rata, among the holders of Common Stock.

There are no dividend restrictions that limit the Company’s ability to pay dividends on shares of Common Stock in the Company’s Articles of Incorporation or bylaws.  Section 78.288 of Chapter 78 of the NRS prohibits the Company from declaring dividends where, after giving effect to the distribution of the dividend: (a) the Company would not be able to pay its debts as they become due in the usual course of business; or (b) except as may be allowed by the Company’s Articles of Incorporation, the Company’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders who may have preferential rights and whose preferential rights are superior to those receiving the distribution.

Description of Preferred Stock

The Company’s Articles of Incorporation authorize the issuance of up to 1,000,000 shares of preferred stock, par value $0.00l per share (“Preferred Stock”), in one or more series with such limitations and restrictions as may be determined in the sole discretion of the Company’s Board of Directors, with no further authorization by shareholders required for the creation and issuance thereof.  Shares of Preferred Stock will be registered on the books of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

The following table sets forth, as of June 15, 2010, certain information with respect to the beneficial ownership of our Common Stock by (1) each person we know to own beneficially more than 5% of our Common Stock, (2) each person who is a director, (3) each of our named executive officers, and (4) all of our executive officers and directors as group.

Name and Address of Beneficial Owner	Amount Beneficially Owned	Percentage of Class(1)

Alberto Pinto (2)	5,666,833	2.4%
Calle Bolivar 402, Of 301
Miraflores, Lima, Peru

Gustavo Goyzueta (2)	4,564,000	1.9%
Av. La Merced 810
Surco, Lima, Peru

Luis Goyzueta (2)	6,190,490	2.6%
c/o Calle Los Euchariz 150
Dpto 201
Monterrico, Surco
Lima 33, Peru

Patrick Orlando	1,164,615	*
c/o Pure Biofuels Corp.

Panagiotis Ninios	—	—
c/o Plainfield Asset Management LLC
55 Railroad Avenue
Greenwich, CT 06830

Michael S. Johnson	—	—
c/o Plainfield Asset Management LLC
55 Railroad Avenue
Greenwich, CT 06830

C. Wendell Tewell	—	—
c/o Plainfield Asset Management LLC
55 Railroad Avenue
Greenwich, CT 06830

Plainfield Asset Management LLC (3)	553,186,465	80.7%
5 Railroad Avenue
Greenwich, CT 06830

FDS Corporation SA(4)	158,004,385	40.1%
Via España 122 piso 14, Edificio
Banco de Boston, Ciudad de
Panamá, Republica de Panamá

All current Directors and Executive	5,666,833	3.2%
Officers as a Group (5 persons)(2)
*Less than 1%.

(1) Based on 236,387,893 shares of Common Stock issued and outstanding as of April 12, 2010.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  All shares of Common stock, including shares of Common Stock underlying securities that are presently convertible or exercisable, or convertible or exercisable within 60 days after July 12, 2010 (which we refer to as being currently exercisable) by each person are deemed to be outstanding and beneficially owned by that person for the purpose of computing the ownership percentage of that person, but are not considered outstanding for the purpose of computing the percentage ownership of any other person.  Except as otherwise indicated, we believe that the beneficial owners of the Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2) Includes 3,062,500 vested but unexercised options.

(3) These shares are owned directly by Plainfield Peru II LLC, a Delaware limited liability company, and indirectly by Plainfield Special Situations Master Fund Limited, Plainfield Asset Management LLC and Max Holmes. Plainfield Special Situations Master Fund Limited, a Cayman Islands exempted company, is the sole member of Plainfield Peru II LLC. Plainfield Asset Management LLC, a Delaware limited liability company, is the manager of Plainfield Special Situations Master Fund Limited. Max Holmes, an individual, is the chief investment officer of Plainfield Asset Management LLC. Each of Plainfield Asset Management LLC and Max Holmes disclaims beneficial ownership of all such shares. Includes 209,133,480 shares issuable upon conversion of the convertible notes owned by Plainfield Peru I LLC, a Delaware limited liability company and a wholly-owned subsidiary of Plainfield Special Situations Master Fund Limited, and 190,346,026 shares issuable upon exercise of warrants owned by Plainfield Peru II LLC.

(4) All shares are issuable upon exercise of warrants owned by FDS.  Roberto Antonio Gutierrez, the President of FDS, exercises voting and dispositive power over these shares.

Changes in Control

As of April 12, 2010, Plainfield and its affiliates currently own (1) 153,696,959 shares of the Company’s common stock; (2) warrants exercisable into 190,346,026 shares of our common stock, and (3) Notes convertible into 209,138,629 shares of our common stock.  If Plainfield and its affiliates were to exercise the warrants for and convert the Notes into shares of our common stock, they would own approximately 80.7% of our common stock.

As of April 12, 2010, FDS and its affiliates currently own warrants exercisable into 158,004,385 shares of our common stock.  If FDS and its affiliates were to exercise the warrants for shares of our common stock, they would own approximately 40.1% of our common stock.

Except as set forth above, we are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our Company.

INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO THE MATTERS TO BE
ACTED UPON

Except in their capacity as shareholders and as set forth below, no person who has served as a director or executive officer of the Company since the beginning of the Company’s last fiscal year and no associate of any of them, has any interest, direct or indirect, by security holdings or otherwise, in the amendment to the Articles of Incorporation referenced herein which is not shared by the majority of the shareholders.

Three of our Company’s five current directors, including the Chairman of the Board, are affiliates of Plainfield.  Plainfield has the right to designate up to a total of three directors to our Company’s Board of Directors, which we have agreed will consist of no more than six directors.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

YOU ARE URGED TO READ THESE DOCUMENTS AS THEY CONTAIN IMPORTANT
INFORMATION REGARDING THE COMPANY.

We will furnish any document we file with the SEC free of charge to any shareholder upon written request to Pure Biofuels Corp., 3811 Shadow Trace Circle, Houston, TX 77082-5637 or call us at 281-540-9317.  You are encouraged to review any document filed by our Company with the SEC and other publicly available information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors,

/s/ Carlos Alberto Pinto
Carlos Alberto Pinto
Chief Executive Officer and Director
July 12, 2010

EXHIBIT A

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
FOR NEVADA PROFIT CORPORATIONS

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1. Name of corporation: Pure Biofuels Corp.

2. The articles have been amended as follows: The second paragraph of Section 1 of Article 4 of the Articles of Incorporation of the corporation is deleted in its entirety and the following is substituted therefor:

The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

Class	Par Value	Authorized Shares
Common	$0.001	2,500,000,000
Preferred	$0.001	1,000,000

Totals:		2,501,000,000

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 65%.

4. Signature:

/s/ Carlos Alberto Pinto
Carlos Alberto Pinto, Chief Executive Officer

A-1